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Exhibit 10.3

SUB-SUBLEASE SURRENDER AGREEMENT

        SUB-SUBLEASE SURRENDER AGREEMENT (hereinafter called this "Surrender Agreement"), made as of this 31st day of July, 2003, by and between FOLKSAMERICA REINSURANCE COMPANY, a New York corporation, having an office at One Liberty Plaza, New York, New York 10006 (hereinafter called "Sublandlord") and ARCH INSURANCE COMPANY, a Missouri corporation, having an office at One Liberty Plaza, New York, New York 10006 (hereinafter called "Subtenant").

W I T N E S S E T H:

        WHEREAS:

        A.    Pursuant to that certain lease dated as of December 1, 1988, as amended by that certain First Supplemental Agreement dated as of May 9, 1998 (said lease, as so amended, is hereafter collectively called the "Prime Lease"), between BFP One Liberty Plaza Co. LLC (successor-in-interest to Olympia & York OLP Company), as landlord (hereinafter called "Prime Landlord") and Generali-U.S. Branch (successor-in-interest to Generali Insurance Company of Trieste & Venice), a New York domiciled insurance company, as tenant (hereinafter called "Prime Sublandlord"), Prime Landlord leased to Prime Sublandlord the entire twenty-ninth (29th) floor in the building known as One Liberty Plaza, 165 Broadway, New York, New York (hereinafter called the "Building"), for a term scheduled to expire on December 31, 2009 or on such earlier date upon which said term may expire or be terminated pursuant to any conditions of limitation or other provisions of the Lease or pursuant to law;

        B.    Pursuant to that certain Agreement of Sublease dated as of December 15, 1999 (said sublease, as so consented to by Prime Landlord pursuant to that certain Consent to Sublease dated as of January 6, 2000, hereinafter called the "Prime Sublease"), between Prime Sublandlord, as landlord, and Sublandlord, as tenant, Prime Sublandlord leased to Sublandlord a portion of the twenty-ninth (29th) floor as shown on the plan annexed to the Prime Sublease as Exhibit A (hereinafter called the "Sublet Premises"), for a term scheduled to expire on December 30, 2009;

        C.    Sublandlord and Subtenant have heretofore entered into a certain Sub-Sublease Agreement dated as of December 31, 2002 (such sub-sublease, as so consented to by Prime Landlord pursuant to that certain Consent to Sub-Sublease dated as of December 31, 2002 is hereinafter referred to as the "Sublease") with respect to the entire Sublet Premises for a term scheduled to expire on December 29, 2009; and

        D.    Subtenant desires to surrender the Sublet Premises and the Sublease to Sublandlord and Sublandlord is willing to accept such surrender in the manner and upon the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.     All capitalized terms contained in this Surrender Agreement and not otherwise defined herein shall, for purposes hereof, have the same meanings ascribed to them in the Sublease.

        2.     Subtenant hereby surrenders to Sublandlord as of 11:57 P.M. on July 31, 2003 (hereinafter called the "Surrender Date"), the Sublease and the term and estate thereby granted, together with the Sublet Premises thereby demised, to the intent and purpose that the estate of Subtenant in and to the Sublet Premises shall be wholly extinguished and that the term of the Sublease shall expire on the Surrender Date in the same manner and with the same effect as if such date was the date set forth in the Sublease for the expiration of the term thereof.

        3.     Subtenant hereby represents and covenants that nothing has been or will be done or suffered whereby the Sublease, or the term or estate thereby granted or the Sublet Premises, or any part thereof, or any alterations, decorations, installations, additions and improvements in and to the Sublet Premises, or any part thereof, have been or will be encumbered in any way whatsoever, and that Subtenant owns and will own the Sublease and has and will have good right to surrender the same, and that no one other than Subtenant has acquired or will acquire through or under Subtenant any right, title or interest in or to the Sublet Premises, or any part thereof, or in or to said alterations, decorations, installations, additions and/or improvements or any part thereof. Sublandlord and Subtenant agree and acknowledge that (i) pursuant to a Second Lease Modification Agreement dated as of July 31, 2003 by and between Subtenant and Prime

Landlord, Subtenant has the right to occupy the Sublet Premises temporarily after the Surrender Date and (ii) Section 21.01 of the Prime Lease shall not apply.

        4.     Sublandlord shall accept such surrender as of the Surrender Date and in consideration of such surrender by Subtenant and of the acceptance of such surrender by Sublandlord, Subtenant and Sublandlord do hereby mutually release each other, their respective successors and assigns of and from any and all claims, damages, obligations, liabilities, actions and causes of action, of every kind and nature whatsoever arising under or in connection with the Sublease from and after the Surrender Date, except that nothing herein contained shall be deemed to constitute a release or discharge: (a) of Subtenant with respect to any obligation or liability accrued or incurred under the Sublease, up to and including and outstanding and unsatisfied on the Surrender Date, or (b) of Subtenant with respect to claims by Sublandlord against Subtenant for contribution or indemnification or both arising out of third-party claims against Sublandlord in accordance with the Sublease, or (c) of Sublandlord with respect to claims by Subtenant against Sublandlord for contribution or indemnification or both arising out of third-party claims against Subtenant in accordance with the Sublease, or (d) of either Subtenant or Sublandlord with respect to their obligations pursuant to this Surrender Agreement.

        5.     Sublandlord and Subtenant hereby acknowledge that, pursuant to paragraph 8 of the Sublease, (x) certain furniture was included in the Sublet Premises, including without limitation certain furniture (the "Secured Furniture") that is subject to a Security Agreement dated as of August 23, 2000 between Sublandlord and General Electric Capital Corporation (the "Furniture Lease"), a list of which Secured Furniture and a copy of which Furniture Lease are attached to the Sublease as Exhibit C-1 and Exhibit D, respectively, (y) upon the expiration of the Furniture Lease, Sublandlord is obligated to transfer ownership of the Secured Furniture to Subtenant in accordance with the terms of said paragraph 8 and (z) Sublandlord transferred to Subtenant, upon execution of the Sublease, certain furniture located in the Sublet Premises that is not covered by the Furniture Lease (the "Unsecured Furniture"), a list of which Unsecured Furniture is attached to the Sublease as Exhibit C-2. Without limiting any other provisions of this Surrender Agreement, (i) Subtenant hereby expressly waives all of its rights under paragraph 8 of the Sublease and any and all rights that it has or may have with respect to the Secured Furniture, (ii) Subtenant hereby transfers and conveys to Sublandlord the Unsecured Furniture concurrently with its surrender of the Sublet Premises pursuant to paragraph 2 hereof, and (iii) Subtenant agrees that it shall not remove any of the Secured Furniture or the Unsecured Furniture from the Sublet Premises and that it shall surrender the Sublet Premises on the Surrender Date with the Secured Furniture and the Unsecured Furniture in its "as is" condition as of the date hereof. The parties further acknowledge and agree that Subtenant shall have no further obligations to Sublandlord with respect to the Secured Furniture from and after the Surrender Date.

        6.     (a) Simultaneously with the execution of this Surrender Agreement, Sublandlord and Subtenant are executing the New York City Real Property Transfer Tax Return. Subtenant shall file same on the Surrender Date with the New York City Department of Finance and shall give Sublandlord notice of such filing. Subtenant hereby agrees to pay on the Surrender Date, to the extent imposed with respect to the surrender of the Sublet Premises and this Surrender Agreement, any New York City Real Property Transfer Tax (hereinafter called "RPT Tax"). Subtenant further agrees to indemnify and hold Sublandlord harmless from any obligation for any RPT Tax and any loss, liability, cost or expense that Sublandlord may incur by reason of Subtenant's failure to pay same in a timely manner. The provisions of this subparagraph 6(a) shall survive the Surrender Date.

        (b)   Simultaneously with the execution of this Surrender Agreement, Sublandlord and Subtenant are completing (Schedules B and C) and executing the New York State Combined Real Estate Transfer Tax Return and Credit Line Mortgage Certificate (TP-584). Subtenant shall file the same on the Surrender Date with the New York State Department of Taxation and Finance. Subtenant hereby agrees to pay, on the Surrender Date, to the extent imposed with respect to the surrender of the Sublet Premises and this Surrender Agreement, any New York State Real Estate Transfer Tax (hereinafter called "Transfer Tax"). Subtenant further agrees to indemnify and hold Sublandlord harmless from any obligation for any Transfer Tax and any loss, liability, cost or expense that Sublandlord may incur by reason of Subtenant's failure to pay same in a timely manner. The provisions of this subparagraph 6(b) shall survive the Surrender Date.

        7.     Subtenant covenants, represents and warrants that Subtenant has had no dealings or communications with any broker or agent in connection herewith and Subtenant covenants and agrees to pay, hold harmless and indemnify Sublandlord from and against any and all cost, expense (including reasonable attorneys' fees) or liability for any compensation, commissions or charges claimed by any broker or agent with respect hereto.

        8.     This Surrender Agreement may not be changed or terminated orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, termination, modification or discharge is sought.

        9.     The covenants, agreements, terms, provisions and conditions contained in this Surrender Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        10.   This Surrender Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

        11.   This Surrender Agreement may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument.

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        IN WITNESS WHEREOF, the parties hereto have respectively executed this Surrender Agreement as of the day and year first above written.

ATTEST:	FOLKSAMERICA REINSURANCE COMPANY, Sublandlord

	By:	/s/ JOHN H. HALEY Name: John H. Haley Title: SVP and Associate General Counsel

ATTEST:	ARCH INSURANCE COMPANY, Subtenant

	By:	/s/ MARK D. LYONS Name: Mark D. Lyons Title: Executive Vice President

Sublandlord Acknowledgment

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

        On the      day of              in the year 2003, before me, the undersigned, a Notary Public in and for said state, personally appeared                         , personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

Notary Public

Subtenant Acknowledgment

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

        On the      day of              in the year 2003, before me, the undersigned, a Notary Public in and for said state, personally appeared                         , personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

Notary Public

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SUB-SUBLEASE SURRENDER AGREEMENT
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